Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements, as listed below, of State Street Corporation and in the related Prospectuses, where applicable, of our reports dated February 16, 2023, with respect to the consolidated financial statements of State Street Corporation and the effectiveness of internal control over financial reporting of State Street Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2022:

Form	Registration Statement No.	Description
Form S-3	333-265877	Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Units and Warrants
Form S-4	333-248707	Fixed-to-Floating Rate Senior Note Exchanges
Form S-8	333-100001	2002 Savings-Related Stock Plan
Form S-8	333-99989	1997 Equity Incentive Plan
Form S-8	333-46678	1997 Equity Incentive Plan
Form S-8	333-36793	1997 Equity Incentive Plan
Form S-8	333-36409	1997 Equity Incentive Plan
Form S-8	333-135696	2006 Equity Incentive Plan
Form S-8	333-160171	2006 Equity Incentive Plan
Form S-8	333-183656	2006 Equity Incentive Plan
Form S-8	333-218048	2017 Stock Incentive Plan
Form S-8	333-233874	2017 Stock Incentive Plan

/s/ Ernst & Young LLP

Boston, Massachusetts
February 16, 2023